UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006 (December 19,
2006)

                              M & F WORLDWIDE CORP.
                              ---------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    001-13780               02-0423416
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  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)        Identification No.)


    35 East 62nd Street, New York, New York               10021
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   (Address of principal executive offices)             (Zip Code)


                                 (212) 572-8600
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On December 20, 2006, M & F Worldwide Corp., a Delaware corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger, dated as of December 19, 2006 (the "Merger Agreement"), with John H. Harland Company ("Harland"), pursuant to which, upon the terms and subject to the conditions set forth therein, a wholly owned subsidiary of the Registrant will merge with and into Harland (the "Merger"), with Harland continuing after the Merger as the surviving corporation and as a wholly owned subsidiary of the Registrant.

     Under the terms of the Merger Agreement, each outstanding share of common stock of Harland will be converted into the right to receive $52.75 in cash. The Merger Agreement and the Merger have been approved by the board of directors of both the Registrant and Harland.

     The Merger is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and approval by the shareholders of Harland.

     The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances involving a competing proposal, Harland may be required to pay the Registrant a termination fee of $52.5 million. If the Merger Agreement is terminated in certain circumstances due to a failure to obtain the requisite HSR Act clearance, the Registrant has agreed to pay Harland
(i) a termination fee of $52.5 million and (ii) up to an additional $12.0 million with respect to certain retention bonuses.

     The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approval of the shareholders of Harland, solicitation of competing acquisition proposals and Harland's conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger.

     The Registrant, through Clarke American Corp. (its wholly owned subsidiary), has obtained committed financing necessary to consummate the Merger. The commitment letter provides that, concurrently with the consummation of the Merger, the debt under the credit facilities and the senior notes of Clarke American Corp. would be repaid.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.   Other Events.

     On December 20, 2006, the Registrant and Harland issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

     (d)  Exhibits.

             Exhibit 2.1 Agreement and Plan of Merger, dated as of December 19, 2006, by and among John H. Harland Company,
                           M & F Worldwide Corp. and H Acquisition Corp.

             Exhibit 99.1  Press Release dated December 20, 2006 issued by
                           M & F Worldwide Corp. and John H.Harland Company announcing the execution of the Merger Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    M & F WORLDWIDE CORP.


                                    By: /s/ Barry F. Schwartz
                                        ----------------------------------------
                                        Name:  Barry F. Schwartz
                                        Title: Executive Vice President and
                                               General Counsel


Date: December 20, 2006

                                  EXHIBIT INDEX

Exhibit No.    Description

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 19, 2006, by and among John H.Harland Company, M & F Worldwide Corp. and
               H Acquisition Corp.

Exhibit 99.1 Press Release dated December 20, 2006 issued by M & F Worldwide Corp. and John H. Harland Company announcing the execution of the Merger Agreement.